ASSIGNMENT AGREEMENT
                               (Atlanta, Georgia)

     THIS ASSIGNMENT AGREEMENT made this 3rd day of July, 1996, by and between CareMatrix of Massachusetts, Inc. (f/k/a CareMatrix Corporation), a Delaware corporation ("Assignor"), and Chancellor of Massachusetts, Inc., a Delaware corporation ("Assignee").

                              W I T N E S S E T H

     WHEREAS, Assignor has entered into that certain Purchase Agreement (the "Purchase Agreement"), dated June 21, 1996, relating to a certain parcel of land located in Atlanta, Georgia (the "Land"), a copy of which is attached hereto as Exhibit A;

     WHEREAS, Assignor intends to develop the Land for an assisted living facility consisting of a number of units to be determined during the due diligence period under the Purchase Agreement (the "Project"), and two (2) medical office buildings;

     WHEREAS, upon the completion of construction of the Project, Assignor intends to provide operational management services for the Project; and

     WHEREAS, Assignor desires to assign its rights and obligations under the Purchase Agreement to Assignee, and Assignee desires to assume such rights and obligations.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof, all of the right, title and interest of Assignor in, to and under the Purchase Agreement, and Assignee hereby accepts the within assignment and assumes and agrees with Assignor, to perform and comply with and to be bound by all of the terms, covenants, agreements, provisions and conditions of the Purchase Agreement on the part of Assignor thereunder to be performed on and after the date hereof, in the same manner and with the same force and effect as if Assignee had originally executed the Purchase Agreement.

     2. Assignor and Assignee agree that Assignor shall act as developer of the Project pursuant to a turnkey development agreement in form and substance reasonably satisfactory to each of Assignor and Assignee.

     3. Assignor and Assignee agree that Assignor shall, upon completion of construction of the Project, provide operational management services for the Project pursuant to a management agreement in form and substance reasonably satisfactory to each of Assignor and Assignee.

     4. Assignor agrees to indemnify and hold harmless Assignee from and against any and all Claims (as defined in paragraph 6 hereof) accruing or arising under the Purchase Agreement on or before the date hereof

     5. Assignee agrees to indemnify and hold harmless Assignor from and against any and all Claims accruing or arising under the Purchase Agreement after the date hereof.

     6. For the purposes of this Agreement, the term "Claims" means all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities and expenses (including, without limitation, reasonable legal fees and expenses).

     7. This Agreement (i) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, (ii) shall be governed by the laws of the Commonwealth of Massachusetts, and (iii) may not be modified orally, but only by a writing signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                  CAREMATRIX OF
                                   MASSACHUSETTS, INC.

                                  By:   /s/ James M. Clary
                                      -----------------------------
                                      Name: James M. Clary
                                      Title:

                                  CHANCELLOR OF
                                   MASSACHUSETTS, INC.

                                  By:   /s/ James M. Clary
                                      ------------------------------
                                      Name: James M. Clary
                                      Title:

                                                                       Exhibit A

                          REAL ESTATE PURCHASE CONTRACT

CPC of Georgia, Inc., hereinafter called "Seller," hereby agrees to sell and CareMatrix Corporation, a Delaware corporation, or its nominee, hereinafter called "Buyer," hereby agrees to purchase the certain land and improvements thereon that is located in the city of Atlanta at 1975 Cliff Valley Way and 1970 and 1996 Cliff Valley Way, hereinafter called "Property," including all interest of Seller in vacated streets and alleys adjacent thereto and all easements and appurtenances thereto, and the following items, if any, owned by Seller and presently located in the Property: all fixtures, electrical distribution systems (power panels, buss ducting, conduits, disconnects, and lighting fixtures) telephone distribution systems (lines, jacks and connections), HVAC systems, fire safety systems, carpets, and wall coverings. The legal description of the Property is set forth in Exhibit "A" that is attached hereto and incorporated herein by this reference.

     1. PURCHASE PRICE. The total purchase price which Buyer agrees to pay and which Seller agrees to accept for the Property is the sum of Three Million Eight Hundred Thousand ($3,800,000). The purchase price shall be payable as follows:

     (A) Cash in the sum of Fifty Thousand Dollars ($50,000.00), which shall be applied towards and in reduction of the total purchase price, in the form of a good faith earnest money deposit described in paragraph 2 below; and

     (B) The balance of the total purchase price in cash on the Expected Closing Date (as hereinafter defined).

     2. GOOD FAITH DEPOSIT. Within three (3) days of the execution hereof, Buyer will deposit into an interest bearing First American Title Company escrow trust account the sum of FIFTY THOUSAND DOLLARS ($50,000).

     3. TITLE.

          3.1 Seller shall furnish to Buyer, at Seller's expense, a preliminary title report for the property ("the Prelim") within fifteen (15) days after execution of this Agreement by both parties.

          3.2 The Prelim shall be sent to Buyer for examination. Buyer shall have until September 2, 1 996 (except for items which are disclosed in any later title update; for which Seller shall have until the Closing Date to object to) within which to notify Seller and Escrow Holder, in writing, of its disapproval of any items in the Prelim. Any item in the Prelim not so disapproved shall be deemed approved. In the event the Prelim discloses any condition, matter or thing which is disapproved of by Buyer, Seller agrees, at Seller's cost and expense, to use its best efforts as soon as possible, but no later than thirty (30) days after receipt of written notification thereof from Buyer, to remove or modify each of the disapproved title matters in a manner acceptable to Buyer. In the event that all disapproved title matters are not eliminated or satisfactorily modified by Seller and notice thereof given to Buyer, Buyer shall have the right to either
(a) terminate the escrow provided for herein and then Escrow Holder shall, at Buyer's direction, return to Buyer any monies (and all interest thereupon), heretofore delivered to Escrow Holder, less one-half of the escrow cancellation fees, or (b) close the escrow and consummate the purchase of the Property, subject to the terms and conditions hereof. Should Buyer fail to notify Seller and Escrow Holder, in writing, of its election whether to terminate or proceed with the escrow, within ten (10) days after expiration of said thirty day period granted Seller hereunder, then Buyer shall be deemed to have elected to proceed with the escrow and shall be obligated to purchase the Property, subject to the terms and conditions hereof, subject to such defects and/or conditions, without deduction or offset.

          3.3 Seller shall use best efforts to deliver to Buyer, within fifteen
(15) days of the execution of this Agreement, true copies of surveys in Seller's possession pertaining to the Property, and shall disclose to Buyer all easements, liens, leases or other instruments affecting the Property not shown by the public records and of which Seller has actual knowledge. Buyer shall have the right to inspect the Property to determine if any third party has any right in or to the Property by virtue of its use or occupancy of any part of the Property that is unacceptable to Buyer, such as an unrecorded easement, unrecorded lease or encroachment. However, Buyer's inspection must occur prior to October 16, 1996. Buyer shall have until October 16, 1996, to notify Seller and Escrow Holder, in writing, of its disapproval of any such unrecorded matters or third party rights or interest in the Property. Any unrecorded matters or third party rights or interest not so disapproved shall be deemed approved. In the event of such disapproval by Buyer, Seller agrees, at Seller's cost and expense, to use its best efforts as soon as possible, but no later than thirty
(30) days after receipt of written notification thereof from Buyer, to remove or modify each of the disapproved matters in a manner acceptable to Buyer. In the event all disapproved title matters are not eliminated or satisfactorily modified by Seller, Buyer shall have the right to either (a) terminate the escrow provided for herein and then Escrow Holder shall, at Buyer's direction, return to Buyer all monies theretofore delivered to Escrow Holder, less one-half of the escrow cancellation fees, or (b) close the escrow and consummate the purchase of the Property. Should Buyer fail to notify Seller and Escrow Holder, in writing, of its election whether to terminate or proceed with the escrow, within ten (10) days after expiration of said thirty day period granted Seller hereunder, then Buyer shall be deemed to have elected to proceed with the escrow and shall be obligated to purchase the Property, subject to such unrecorded matters and/or third party rights or interest in the Property, without deduction or offset. Should Buyer terminate the Escrow, all documents provided by the Seller will be returned forthwith.

          3.4 Seller shall convey fee simple title to the Land and Improvements to Buyer by warranty deed, in form and substance reasonably satisfactory to Buyer and Buyer's title company, subject to general real property and special improvement district taxes and assessments for the year of closing (subject to adjustment as provided herein), free and clear of all mortgages, liens, charges, encumbrances, encroachments, and other defects of title, except for covenants, conditions, restrictions, reservations and rights-of-way of record, distribution utility easements and all matters of title which (with respect to any of the foregoing) are approved or deemed approved by Buyer by September 2, 1996, in accordance with Section 3.2 hereof ("Approved Title Matters"). All rights relating to the Property will be assigned and conveyed to Buyer by Seller's grant deed whether or not Seller's deed makes specific reference to the separate components comprising the Property. Seller shall have the right to impose restrictions in the deed upon the subsequent uses of the Property that it believes are reasonably necessary to protect its ongoing interests in the area; provided that Buyer shall have the right to terminate this Agreement if it reasonably believes that any such restrictions proposed by Seller are incompatible with its planned uses or its investment in the property and the parties are unable to agree upon an acceptable form of deed. The parties shall use reasonable efforts to agree on the form of deed prior to September 2, 1996.

          3.5 Seller shall furnish Buyer, at closing, with a standard owner's title insurance policy insuring Buyer's title to the Property in accordance with the terms hereof, showing marketable title (as provided herein) vested in Buyer, subject to easements, covenants, conditions, reservations and restrictions of record. Should Buyer wish to purchase an ALTA Owner's Policy of Title Insurance or to obtain any special endorsements, Buyer shall pay the additional premium for such policy and/or endorsements. In accordance with Section 3.2 hereof, Buyer shall have the right to terminate this escrow if the form and substance of title available to Buyer is not reasonably satisfactory to Buyer and its title company.

     4. REPRESENTATIONS AND WARRANTIES

     4A. Representations and warranties of Seller. Seller warrants. and represents to, and covenants and agrees with, Buyer as of the date hereof (and on the Closing Date shall reaffirm all such representations, covenants and warranties as of that date) as follows:

          4A.1 Authority. Seller has full power and authority to enter into this Agreement and to consummate the transactions contemplated herein without obtaining the consent or approval of any other person, entity or governmental authority, other than Seller's Board of Directors as set forth in paragraph 10.2, and except as may be required by governmental entities for Buyer's consummation of the transactions under this Agreement. The persons whose names are set forth below hereby represent that they have the authority to sign this Agreement on behalf of Seller and to cause this Agreement to be a binding obligation of Seller.

          4A.2 To the best of Seller's current officers' actual knowledge, there are no uncured notices, suits, orders, decrees or judgments relative to violations of, (A) any easement, restrictive covenant or other matter of record affecting the Property or any part thereof, or (B) any laws, statutes, ordinances, codes, regulations, rules, orders, or other requirements of any local, state or federal authority or any other governmental entity or agency having jurisdiction over the Property or any part thereof, including, without limitation, any of the foregoing affecting zoning, subdivision, building, health, traffic, environmental, hazardous waste or flood control matters (all of the foregoing, collectively, "Governmental Regulations").

          4A.3 Except as otherwise provided in Section 8 hereof dealing with damage or destruction, Seller shall maintain the Property until the close of escrow in its present condition, ordinary wear and tear excepted.

          4A.4 Seller is not the subject of a bankruptcy, insolvency or probate hearing.

          4A.5 To the best of Seller's current officers' actual knowledge, there are no other suits, actions or proceedings pending or threatened, against or affecting the Property or any of the transactions provided for herein before any court or administrative agency or officer, and to the best of Seller's current officers' actual knowledge, Seller is not in default with respect to any judgment, order, writ, injunction, rule or regulation of any court or governmental agency or office to which Seller is subject in any way affecting the Property or any of the transactions provided for herein.

          4A.6 To the best of Seller's current officers' actual knowledge, there are not presently pending or threatened with respect to the Property (A) any special assessments, or (B) any condemnation or eminent domain proceedings.

          4A.7 Except for the leases disclosed pursuant to Section 3.3 hereof, and the lease to be created pursuant to Section 11, there are no leases, subleases, licenses or other rental agreements or occupancy agreements (written or oral) which grant any possessory interest in and to any space situated on or in the Property or that otherwise give rights with regard to the use of the Property or any portion thereof. Seller has delivered to Buyer true and complete copies of each of the Leases and the Leases have not been amended or modified except as disclosed. Seller has no knowledge of any uncured breach or default under any of the Leases and Seller has no knowledge of any offset, defense, credit, rent concession, abatement or claim presently available to, or asserted by, any tenant under any of the Leases (or any event, with the passage of time and/or the giving of notice or both, would constitute any of the foregoing). No tenant under any of the Leases has prepaid any rent other than the rent due for the current month and the security deposits under the Lease. Seller at the Closing shall have performed all obligations to be performed by Seller under the Leases and under any tenancies at will agreements. As of the Closing, no leasing commissions shall be payable by Seller to any person under any of the Leases. No tenant under any of the Leases nor any other person has an option to purchase the Property or any portion thereof.

          4A.8 Except for the contracts and other agreements pursuant to
Section 3.3 hereof and the Lease to be created pursuant to Section 11, there are no agreements or contracts affecting all or any part of the Property or the use thereof which would be binding upon or otherwise affect Buyer that would not be terminable at will by Buyer without penalty at the Closing. Seller has delivered to Buyer true and complete copies of each of the Contracts.

     4B. Representations and Warranties of Buyer. Buyer warrants and represents to, and covenants and agrees with, Seller as follows:

          4B.1 Buyer has the legal right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, and the execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder, have been or will be duly authorized by all necessary corporate action at the Closing Date; and this Agreement and Buyer's performance hereunder will not conflict with, or result in a breach of, any of the terms, covenants and provisions of the Articles of Organization or By-Laws of Buyer, as same may have been amended or, to the best of Buyer's knowledge, or order, judgment, writ, injunction or decree of any court or any agreement or instrument to which Buyer is a party or by which it is bound.

          4B.2 The officer signing this Agreement on behalf of Buyer is duly authorized to execute the same on behalf of Buyer and Buyer shall provide a corporate resolution to such effect at the Closing.

     4C. Liability for Warranties and Representations. Seller agrees to indemnify and hold Buyer harmless from and against any and all claims, losses, liabilities, damages, expenses and fees, including without limitation, reasonable attorneys' fees and expenses, incurred by Buyer as the result of the failure of any of Seller's warranties and representations contained in this
Article 4 or elsewhere in this Agreement. Conversely, Buyer agrees to indemnify and hold Seller harmless from and against any and all claims, losses, liabilities damages, expenses and fees, including without limitation, reasonable attorneys' fees and expenses, incurred by Seller as the result of the failure of any of Buyer's warranties and representations contained in this Article 4 shall survive the delivery of the Deed hereunder or the termination of this Agreement.

     5. BUYER'S DUE DILIGENCE.

          5.1 Buyer and its duly authorized representatives and agents shall have from the date of execution hereof until, and including, 5:00 PM EST on October 16, 1996 (hereinafter called the "Due Diligence Period") in which to survey, inspect and investigate the Property and to perform such financial analyses, tests and studies as Buyer shall determine, subject to the following terms and conditions set forth below. Notwithstanding anything to the contrary set forth herein, Buyer will not have access to the property from July 2 through September 2, 1996.

          (A) Buyer shall not be allowed to conduct any study, test or sampling of the Property if such studies, testing or sampling result in any material change in the present character or topography of the Property or cause a reduction in the marketable value of the Property without Seller's prior written consent, which shall not be unreasonably withheld.

          (B) Buyer shall, at Buyer's sole expense, within ten (10) days after the expiration of the Due Diligence Period return the Property to the condition in which it existed immediately prior to such studies, testing or sampling to the extent changed by Buyer.

          (C) Before conducting any physical inspections or tests of the Property, Buyer shall (a) submit to Seller the name, address and qualifications of each and every person or company who shall be making any physical inspections, conducting any tests, or doing any laboratory analysis of test data; (b) specifically describe the extent, nature and location of the inspections and/or testing which will be conducted on site; and (c) specify the date or dates when said physical inspections and/or testing shall be conducted.

          (D) Buyer shall, for a period of one (1) year after the closing or the earlier termination hereof, defend, protect, indemnify and hold Seller and its partners, agents, employees and affiliates, both past and present, and its successors and assigns, harmless from and against any and all consequences, liabilities, claims, demands, damages, including, but not limited to, special, consequential and punitive damages, judgments, awards, charges, losses, causes of action and costs, including reasonable attorneys' fees incurred with or without suit, of every kind, nature or description, resulting from, pertaining to, relating to, in any way connected with or arising out of, directly or indirectly, the entry on the Property or any such activities by Buyer, its agents, contractors or subcontractors, including, without limitation, any damages due to the death or injury of any person or for the damage, loss or destruction of any property, including Seller's personal injury or property damage either to the Property or any personal property located thereon, any and all mechanic's liens or other encumbrances.

          (E) Any survey and all such inspections and tests and any other work conducted or materials furnished with respect to the Property by or for Buyer shall be paid for by Buyer as and when due.

          (F) Under no circumstances shall Buyer communicate the results of any inspections or tests to any governmental body, agency or instrumentality having or asserting jurisdiction over the Property without Seller's prior written consent.

          (G) All information, data and knowledge gained by Buyer as a result of any survey, tests, inspections, investigations, studies and governmental inquiries and/or applications shall be kept in strict confidence by Buyer and shall not be communicated to any other person, firm or entity (other than Buyer's employees, consultants, etc., except under compulsion of law, without Seller's prior written consent.

          5.2 If the Buyer, in its sole discretion, is dissatisfied with the results of any tests or inspections, or with the content of any of the documents, data or information obtained from Seller or in connection with its review of the Property, then Buyer may terminate this escrow at any time during the Due Diligence Period established in Section 5.1 and upon such termination, all monies delivered to Escrow Agent less 1/2 of cancellation fees, shall be immediately returned to Buyer. If Buyer shall fail by the end of the Due Diligence Period, to approve or disapprove, in writing, to Escrow Holder, Seller and the Seller's broker, any item, matter, or document subject to Buyer's approval under the terms of this Contract, it shall be conclusively presumed that Buyer has approved of such item, matter or document. Buyer's conditional approval shall constitute disapproval. Any written notice of objection or disapproval delivered by Buyer hereunder shall specify, with particularity, the exact defects or conditions, whether physical, environmental, governmental or financial, to which Buyer objects, whether this defect is curable, and what actions, if any, may be taken by Seller to cure such defects and/or conditions, and in the event that Buyer has requested Seller cure such defect, shall be accompanied by copies of all data, information and written documents generated or examined by or on behalf of Buyer as a result of any survey and any and all tests, inspections, investigations, studies and governmental inquiries and/or applications made by or on behalf of Buyer with respect to the Property that are directly or indirectly related to the objection or disapproval item to. the extent the same are necessary in order to permit Seller to cure such defect. If Buyer serves timely written notice of disapproval with accompanying documents, as to any matter as a result of its investigation under this paragraph, Seller shall have the right within thirty (30) days of its receipt of Buyer's written notice of disapproval in which to elect to cure the defects and/or conditions which Buyer has disapproved, if curable, hereinafter called the "Disapproved Items."

          5.3 Unless the parties mutually instruct otherwise, if the time period for the satisfaction of contingencies or the time periods for Seller or Buyer to make the elections specified above would expire on a date after the Expected Closing Date (as defined below), the Expected Closing Date shall be deemed extended to coincide with the expiration of three (3) business days following the expiration of: the applicable contingency period(s).

          5.4 If this transaction is terminated due to Seller's inability to deliver marketable title or for non-satisfaction and non-waiver of a Disapproved Item, then neither Buyer nor Seller shall thereafter have any liability to the other under this Agreement, except to the extent of an affirmative covenant or warranty in this Agreement that may be involved and provided that this Agreement expressly states that such covenant or warranty is to survive the termination of this Agreement. In the event of such termination, Buyer shall promptly be refunded all funds deposited by Buyer with the Escrow Holder together with all interest thereupon, less only one-half of the title company's charges and escrow cancellation fees, which shall be Buyer's obligation to pay.

          5.5 Buyer shall also have until the expiration of the Section 5.1 Due Diligence Period in which to validate Buyer's ability to obtain the government approvals, permits and consents to accommodate the use of the Property for Buyer's contemplated assisted living facilities project ("Feasibility Study"). Buyer shall by the end of the Due Diligence Period determine if it believes, in its sole good faith discretion, that it will be able to obtain the government approvals, permits and consents it requires by the Section 6.1(C) Expected Closing Date. If not, Buyer shall have the right, on notice to Seller, to terminate this escrow. Notwithstanding the above, if Buyer determines in good faith by the Expected Closing Date that it believes it will not be able to obtain the required government approvals, permits and consents, then Buyer shall still have the right to terminate this escrow. If Buyer determines, at Buyer's sole good faith discretion within the time periods set forth above in this section, that it cannot obtain the government approvals, permits and consents it requires for its contemplated assisted living facilities project, Buyer shall have the right to terminate this Agreement and receive a full return of its
Section 2 deposit (together with the interest thereupon).

          5.6 Under no circumstances shall Buyer be entitled to activate or record a change in the zoning or permitted uses of the Property prior to close of escrow, although Buyer shall have the right to apply for such prior to close of escrow, and Seller shall cooperate if requested by confirming Buyer's authority to make such applications.

     6. ESCROW.

     6.1 Within five (5) days after the execution of this Agreement, Seller and Buyer shall open an interest bearing escrow at First American Title Insurance

Company ("Escrow Holder"), through which the purchase and sale of the Property shall be consummated. Executed counterparts of this Agreement shall be deposited with Escrow Holder to act as escrow instructions to Escrow Holder, and Escrow Holder is hereby appointed and designated to act as an escrow holder and is authorized and instructed to deliver, pursuant to the terms of this Agreement, the documents and monies to be deposited into the escrow, with the following terms and conditions to apply to such escrow:

          (A) Escrow Holder is hereby authorized and instructed to conduct the escrow in accordance with this Agreement, applicable law, and, to the extent not in conflict with any of the provisions of this Agreement, in accordance with the custom and practice in the community. Escrow Holder shall comply with any reporting requirements of the Internal Revenue Code. Buyer shall employ, at its sole expense, an attorney admitted to practice in the State of Georgia to perform those closing functions that a Georgia escrow holder does not customarily perform and also to perform any title and deed inspection and other duties that Buyer elects to have its attorney perform. The parties hereby acknowledge that it may be customary practice in the State of Georgia for the Buyer's attorney, rather than an escrow holder, to perform such functions as the preparation of proration and closing statements and various other documents that are required for the closing and the agree that this Agreement should be construed to permit Buyer's attorney to perform those functions. Seller may also elect to employ, at its sole expense, an attorney admitted to practice in the State of Georgia to perform any duties that Seller elects to have its attorney perform.

          (B) The opening of escrow shall be the date upon which Escrow Holder receives copies of the Agreement signed by all of the parties hereto.

          (C) Escrow shall close on October 31, 1996 (the Expected Closing Date.

          (D) Seller and Buyer shall, during the escrow period, execute any and all documents and perform any. and all acts reasonably necessary or appropriate to consummate the purchase and sale of the Property pursuant to the terms of the transaction set forth in this Agreement. In particular, Seller and Buyer shall execute any amendments hereto or other documents determined to be required by state or local law or procedures.

          (E) Upon satisfaction or waiver of the contingencies specified in Sections 3.2, 3.3 and 5.1 and the expiration of the applicable periods under Sections 5.2 and 5.5 without termination of this Agreement by Buyer, Seller shall deposit into the escrow a fully executed and notarized warranty deed complying with Section 3.4 and the other provisions hereof. Seller shall do this not later than October 31, 1996, and shall also by that date deposit into the escrow:

               (1) An Assignment of all of Seller's right, title and interest in and to the Leases in effect at the Closing, and of all security deposits and prepaid rents made by the tenants thereunder.

               (2) Estoppel certificates, in form and substance satisfactory to Buyer, and a subordination and non-disturbance agreement, in form and substance satisfactory to Buyer's lender, from each of the tenants under the Leases.

               (3) An Assignment of Seller's entire interest in the Contracts (except to the extent that Buyer has requested that Seller terminate the same) and any permits, licenses or approvals affecting the Property (provided, however, in the absence of an express assignment, delivery of the Deed will conclusively be deemed to constitute the assignment of all of such permits, licenses and approvals to Buyer).

               (4) An Affidavit certifying that Seller is not a "foreign person" as of the Closing Date.

               (5) A certificate by Seller to the effect that all of the representations and warranties set forth in Section 4 remain true and correct as of the Closing Date except to the extent the same may have changed in accordance with the terms and conditions of this Agreement.

               (6) A 1099-B form.

               (7) A W-9 form, if applicable, stating that no backup withholding is necessary to disburse Seller's share, if any, of the interest earned on the Deposit.

               (8) Notices to the tenants under the Leases, if required, advising them of the conveyance of the Property.

               (9) All other documents which may be reasonably required to consummate the transaction.

          (F) Upon satisfaction or waiver of the contingencies specified in Sections 3.2, 3.3 and 5.1 and the expiration of the applicable periods under Sections 5.2 and 5.5 without termination of this Agreement by Buyer, Buyer shall deposit into the escrow the purchase price in the form of cash, plus such additional sums as are required of Buyer under this Agreement for prorations, expenses and adjustments. Buyer shall do this not later than October 31, 1 996. As used herein, the word "cash" means (a) United States currency; (b) a cashier's check, currently dated, payable to Escrow Holder and honored upon presentation for payment; or (C) funds wire-transferred or otherwise deposited into Escrow Agent's general escrow account(s).

          (G) Escrow Holder shall prorate as of the close of escrow all real and personal property taxes and assessments based upon the most recent tax bill. Escrow Holder shall prorate as of the close of escrow any royalties, rent payments, and any other sums reasonably subject to proration, including any sums due in respect to any minerals, oil, hydrocarbon or other kindred substances, title to all of which rights to the extent owned by Seller shall be conveyed to Buyer. Any security deposits held by Seller with respect to leases shall be credited to Buyer and shall reduce the purchase price for the Property. Any item to be prorated that is not determined or determinable at the close of escrow shall be promptly adjusted by the parties by appropriate cash payment outside of the escrow when the amount due is determined.

          (H) Buyer hereby acknowledges that the Property is insured by Seller under a blanket insurance policy that cannot be assigned or transferred to Buyer at closing. Accordingly, Buyer shall be responsible, at its sole cost and expense, for obtaining and having in force, as of the close of escrow, a fire, casualty and liability insurance policy insuring the Property and all personal property being acquired under this Agreement.

          (I) Seller shall be responsible for any costs incurred in removing the lien of any deeds of trusts or mortgages encumbering the Property.

          (J) Seller and Buyer shall each pay one-half (1/2) of the escrow fees of Escrow Holder. Seller shall pay all documentary, revenue or other stamps to be affixed to the warranty deed in favor of Buyer and the costs for recording the warranty deed.

          (K) Seller shall deliver to Escrow Holder a certification duly executed by Seller under penalty of perjury, setting forth Seller's address and federal tax identification number, and certifying that Seller is not a "foreign person" in accordance with and/or for the purpose of the provisions of Section 1445 (as may be amended) of the internal Revenue Code of 1954, as amended, and any regulation promulgated thereunder.

          (L) A document or notice required under this Agreement shall be deemed delivered when Escrow Holder and the other party to this Agreement receives a signed fax from the party who is to execute such document or notice. The party sending such a fax shall, within a reasonable period of time thereafter, send a copy of the faxed document or notice bearing an original signature to the recipient, however, failure of the signatory to deliver the originally executed document or notice to Escrow Holder shall not lessen the legal effect of the faxed document or notice, other than a document of title that is to be recorded or filed in1 the public records as part of the chain of title to the subject property or, as a matter of law, must otherwise be an executed original in order to complete the transaction.

          (M) To enable Seller to make conveyance as herein provided, at the time of delivery of the Deed, Seller shall use the Purchase Price or any portion thereof to clear title to the Property of any or all encumbrances, and all instruments so procured shall be recorded simultaneously with the delivery of the Deed, or provisions reasonably satisfactory to Buyer's attorney shall be made prior to the Closing Date for recording thereof as soon as reasonably practicable after the Closing Date.

          6.2 So as to minimize Seller's loss of market opportunities and the risk that further increases in interest rates may adversely impact the marketability of the Property, time shall be deemed strictly of the essence hereunder. The Closing shall occur by no later than the Expected Closing Date. In no event shall Buyer be entitled to any other or further extension of the Closing. The provisions of this Agreement regarding Closing described herein and specifically the timing of such Closing may only be modified by a written amendment to this Agreement, signed by both parties and delivered to Escrow Holder. The provisions of this Agreement will specifically supersede any provisions in Escrow Holder's "general provisions" which would allow the escrow to remain open pending cancellation by either party or receipt by Escrow Holder of mutual cancellation instructions. This provision regarding the Closing will be effective and binding on the parties even if escrow fails to close on the Expected Closing Date and Escrow Holder thereafter requests or requires mutual cancellation instructions in order to technically terminate the escrow created hereunder.

          6.3 Provided there has been no material change that has been rejected by Buyer in the condition of the Property or in the truth of each and every representation and warranty of Seller made herein, the escrow shall close on the date provided in Section 6.1(C). The balance of the purchase price, less Seller's share of the escrow, title and closing expenses, the brokerage commissions, and the prorations and adjustments provided for in this Agreement, shall be disbursed by the Escrow Holder to Seller, by wire transfer, upon the close of escrow, For purposes of this paragraph, a "material change" shall include, but not be limited to, a significant change in the use, occupancy, tenancy or condition of the Property as reasonably expected by the Buyer, that occurs after the date of execution of this Agreement or such later date by which Buyer shall have, or be deemed to have, indicated its acceptance of that aspect of the Property. Buyer shall have ten (10) days after it actually knows of any material change in which to approve or disapprove of same. Unless notified in writing by Buyer, Escrow Holder shall assume that no material change and rejection has occurred. Notwithstanding the above, it shall not be deemed a material change if one or more of the tenants presently occupying the Property shall vacate it upon the conclusion of its lease term. Nor shall any event handled pursuant to Section 8 be deemed a material change.

          6.4 Seller agrees to execute any documents prepared and presented by Buyer that Buyer reasonably deems necessary in order to effect the assignment or transfer of any teases, licenses, permits and certificates or of any other rights or assets included in this sale.

          6.5 Buyer shall have the election, at the time for Closing, to accept such title to, and possession of, the Property as Seller can deliver in its then condition and to thereupon pay the Purchase Price without any deductions, except such amount necessary to remove all mortgages, liens or encumbrances which secure the payment of money and such adjustments computed in accordance with
Section 2(b) above, in which case Seller shall convey such title.

          6.6 Buyer's Default. If Buyer shall fail to fulfill its agreements herein on the Closing Date, Seller's sole and exclusive remedy shall be to retain the Deposit and any interest thereon as full and complete liquidated damages, both at law and in equity, whereupon this Agreement shall terminate without further recourse to either party. In addition, nothing contained herein shall be construed to as to present Seller from negotiating and/or accepting another offer to sell and/or lease all or any part of the Property to any third party, after Buyer's default under this Agreement. Any such other offer, if obtained prior to Buyer's default, shall contain an express acknowledgment from the party making such offer of the existence of this Agreement.

     7. POSSESSION Possession of the Property in substantially the same condition as now shall be delivered to Buyer at Closing. Buyer shall assume and accept and attorn to the leases of any tenants in possession who were in possession as of the conclusion of the Section 5.1 Due Diligence Period.

     8. DAMAGE OR DESTRUCTION

          8.1 Should the Property be damaged or destroyed, in whole or in part, by any cause whatsoever, at any time between the execution of this Agreement and the actual closing date, and the cost of reconstruction or repair of the Property is Two Hundred and Fifty Thousand Dollars ($250,000.00) or less, Seller shall repair such damage prior to the close of escrow. Notwithstanding any provision above, the close of escrow will be delayed for a reasonable period of time if necessary to permit completion of such work prior to close.

          8.2 If the cost of reconstruction or repair exceeds Two Hundred and Fifty Thousand Dollars ($250,000.00), then Seller shall have the option, within ten (10) days after the cost of reconstruction is determined, to terminate this Agreement rather than to repair the damage as provided in Section 8.1. If Seller does not elect to terminate this Agreement by no later than the expiration of that ten (10) day period by written notice to Buyer, then Buyer shall have the option, within ten (10) days after receipt of a written notice of a loss that exceeds Two Hundred and Fifty Thousand Dollars ($250,000.00) from Seller, to either terminate this Agreement or to purchase the Property notwithstanding such unrepaired loss, and without deduction or offset against the purchase price. If, in such circumstances, Buyer elects to proceed with the sale of the Property, Buyer shall be entitled to any insurance proceeds payable to Seller on account of such loss.

          8.3 Within ten (10) business days after the occurrence or happening of any such damage or destruction, Seller shall solicit and obtain a written estimate from a general contractor as to the cost of repairing or curing such damage and the amount of said estimate shall be conclusively binding upon Seller and Buyer hereunder for the purpose of establishing whether the cost of reconstruction or repair is deemed to be equal to, more or less than Two Hundred and Fifty Thousand Dollars ($250,000).

          8.4 Escrow Holder shall assume that no destruction or damage or loss that exceeds Two Hundred and Fifty Thousand Dollars ($250,000.00) to cure has occurred unless otherwise notified in writing prior to the Expected Closing Date.

     9. BROKERAGE COMMISSION

          9.1 Buyer and Seller each represent that they have not dealt with any broker or real estate agent in connection with this transaction other than Richard Bowers and Co ("Bowers") and/or, Barnes, Morris, Pardoe & Foster, Inc. ("BMPF"), whose aggregate commission, in the amount of six percent (6%) of the purchase price shall be deemed to be earned only upon Closing and shall be paid by Seller only if and when Closing occurs. Each party agrees to defend, indemnify and hold harmless the other against any additional claims for agency commissions.

          It is understood and agreed that any right that Bowers and BMPF have to receive all or any portion of the real estate commission payable on account of this transaction is a matter of contract between Bowers and BMPF, and that neither Buyer nor Seller are to be concerned therewith, or to be responsible for the allocation of the real estate commission between Bowers and BMPF, nor shall Seller be obligated to pay a real estate commission in excess of that specified in the listing agreement between Seller and BMPF. This provision shall survive and remain still in effect after the closing.

     10. MISCELLANEOUS PROVISIONS

          10.1. Buyer hereby acknowledges that, except as otherwise set forth in this Agreement, Seller has not made and is not making any written or oral promises, inducements, assurances, warranties or representations whatsoever to Buyer as to the physical condition of the Property, the zoning, habitability, permissible uses, fitness for any particular purpose, any aspect of the Occupational Safety and Health Act or as to the non-existence of hazardous or toxic substances in, on or under the Property, or of any other kind, nature or description whatsoever, and Buyer shall rely on its own investigation, knowledge and judgment in its decision to purchase the Property, and Buyer further acknowledges that the purchase price reflects the fact that he is purchasing the Property in its strictly "as is" condition without any such warranties or representations except as set forth herein.

          10.2 Notwithstanding anything contained herein to the contrary, Seller's obligation to sell the Property to Buyer is contingent upon the approval of this transaction by the Board of Directors of Seller within fifteen
(15) days of the date of execution of this Agreement. Seller covenants and agrees to seek such approval at the earliest possible date.

          10.3 Any written notice of objection or disapproval delivered by Buyer hereunder shall specify, with particularity, the exact defects or conditions, whether physical, environmental, governmental or financial, to which Buyer objects and what actions, if any, may be taken by Seller to cure such defects and/or conditions.

          10.4 This Contract shall constitute escrow instructions and a copy hereof shall be deposited with the Escrow Holder for this purpose. Buyer and Seller shall execute Escrow Holder's standard instructions if any; provided, however, in the event of any inconsistency between the terms of such additional instructions and the terms of this Agreement, the terms of this Agreement shall prevail.

          10.5 In the event of any action arising out of or in any way connected with any controversy, claim or dispute relating to this instrument, or the interpretation thereof, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs, whether incurred with or without the filing of such lawsuit.

          10.6 Where the context so requires, the singular number shall include the plural number and visa versa and the use of any gender shall include any or all other genders.

          10.7 All the terms and conditions of this Agreement shall be binding upon and enure to the benefit of each of the parties hereto and their respective heirs, representatives successors and assigns;

          10.8 This instrument shall be interpreted and enforced under and pursuant to the laws of the State of Georgia.

          10.9 All notices, requests and demands to be made hereunder shall be in writing at the address set forth below by any of the following means: (a) personal delivery (including delivery by overnight courier service with written confirmation of receipt); (b) electronic communication, whether by telex, telegram, telecopying or internet e-mail (if receipt in the case of any such electronic communication is confirmed in writing); or (c) certified first class mail return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner provided above. Any notice, request or demand sent pursuant to either subsection (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means, and if sent pursuant to subsection (c) shall be deemed received five (5) days following deposit in the mail. If the party so to be served is Seller, address Seller at 5110 West Sahara Avenue, Las Vegas, NV 8910, attention both to Julia Kopta (fax:
702-257-6067) and to W. Fillmore Wood, Jr. (fax: 702-257-6064). If the party so to be served is Buyer, address Buyer at 197 First Avenue, Needham, MA 02194, attention both to Kevin J. Maley and to Richard P. Zermani (fax: 617-433-1191). The parties may, at any time hereafter, change the address and designated recipients for service of notice by ten (10) days' prior written notice to the other party and to Escrow Holder.

          10.10 The titles and headings of the various paragraphs hereof are intended solely for convenience of reference and are not intended for any purpose whatsoever to explain, modify or place any construction upon or on any of the provisions of this Agreement.

          10.11 This document contains the whole of the understanding between the parties relative to the sale of the Property by Seller to Buyer and merges within it any and all prior and/or contemporaneous negotiations, understandings, agreements and representations, whether oral or written. No prior agreement or understanding pertaining to the sale of the Property or this transaction, whether written or oral, express or implied, shall be effective. This Agreement may be modified in writing only, signed by the parties in interest at the time of the modification.

          10.12 In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been set forth herein and the same shall be enforceable to the fullest extent permitted by law.

          10.13 Each party shall at his own cost and expense, from time to time, execute and deliver, or cause to be executed and delivered, such additional documents and instruments and such other actions as may be reasonably required for the purpose of carrying out the intent and purposes of this Agreement.

          10.14 Each party hereto acknowledges receipt of a copy of this Agreement, that he has carefully read and fully understands all of the provisions of this Agreement, that he has been instructed not to sign this Agreement unless he has read and understands this Agreement, and has voluntarily executed it.

          10.15 Each party hereto acknowledges receipt of a copy of this Agreement, that he has had an opportunity to discuss this document with his own attorney, including the legal and income tax effects of this Agreement, that he has carefully read and fully understands all of the provisions of this Agreement, and has voluntarily executed same based on his own independent judgment as to the prudence of doing so, and not in reliance on any representations, promises or warranties made by any other person, except those set forth herein.

          10.16 Notwithstanding anything contained herein to the contrary, the parties intend that this Agreement shall be deemed effective, executed and delivered for all purposes under this Agreement, and for the calculation of any time periods based on the date an agreement between parties is effective, executed and/or delivered, as of the last date of execution by a party hereto.

          10.17 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument, and shall become effective when such separate counterparts have been exchanged between the parties hereto, provided, however, that provisions inserted herein or affixed hereto shall not be valid unless appearing in the duplicate original hereof held by Seller. In the event of any variation or discrepancy, Seller's duplicate shall control.

          10.18 The risk of any loss or damage to the Property by condemnation before the Closing is assumed by Seller. In the event any condemnation proceeding is commenced or threatened, Seller shall promptly give Buyer written notice thereof, together with such reasonable details with respect thereto as to which Seller may have knowledge. As soon thereafter as the portion or portions of the Property to be taken is (are) reasonably determinable, Seller shall give Buyer written notice thereof ("Seller's Notice") together with Seller's estimate of the value of the portion or portions of the Property to be so taken. Buyer, by written notice to Seller at any time thereafter, shall have the option to terminate this Agreement, in which event this Agreement shall terminate and be of no further force and effect and neither party shall have any liability to the other hereunder, except that Seller shall be obligated to return to Buyer the Deposit and all accrued interest thereon. If Buyer shall not so elect to cancel this Agreement, then the sale of the Property shall be consummated as herein provided at the Purchase Price provided for herein (without abatement) and Seller shall assign to Buyer at the Closing all of Seller's right, title and interest in and to all awards made in respect of such condemnation and shall pay over to Buyer all amounts theretofore received by Seller in connection with such taking. Buyer shall be entitled to participate in any such condemnation proceeding, and Seller shall cooperate with Buyer in such respect.

     11. The parties agree that it shall be an additional contingency of this Agreement and escrow that they shall have reached agreement prior to September 2, 1996 on the terms of a lease between Buyer and Seller, or one of Seller's Transitional Hospitals Corporation subsidiaries or affiliates ("THC"), for the continued occupation by THC of a portion of the Property following close of escrow. Buyer acknowledges it is aware that THC presently occupies a portion of the Property, and that it wishes to remain in possession of this space. The parties agree to negotiate in good faith towards the creation of such a lease. Notwithstanding the above, however, either party shall have the right to terminate this Agreement if a mutually satisfactory lease cannot be finalized by September 2, 1996.

     12. The parties agree that it shall be a further contingency of this Agreement and escrow that they shall have reached agreement prior to September 2, 1996 on the terms of an allocation of the purchase price between assets subject to Medicare loss recoupment by Seller and assets not so subject. Buyer acknowledges its awareness that this allocation is financially critical to Seller. Seller agrees to provide an expert's report in support of its proposed allocation, and the parties agree thereafter to negotiate in good faith any disagreements they may have with the results of this appraisal. Notwithstanding the above, however, either party shall have the right to terminate this Agreement if a mutually satisfactory allocation cannot be finalized by September 2, 1996.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates hereinafter indicated.

                              SELLER:
                              CPC of Georgia, Inc.

Dated:__________              By:_____________________

                              BUYER:
                              CareMatrix Corporation

Dated:__________              By:____________________________

                              BROKER:
                              Barnes, Morris, Pardoe & Foster, Inc.
                              By: __________________________

                              BROKER:
                              Richard Bowers and Co.

                              By: ____________________________
                                  FOR SELLER

                              By: ____________________________
                                  FOR BUYER

                            Consent of Escrow Holder

The undersigned hereby agrees to (a) accept the foregoing Real Estate Purchase Contract (the Agreement") as the escrow instructions in this transaction; (b) act as the Escrow Holder; provided, however, that the undersigned shall have no obligation, liability or responsibility under any amendment to the Agreement unless and until the same shall be accepted by the undersigned in writing.

                                   FIRST AMERICAN TITLE INSURANCE
                                   COMPANY

Dated: _____________                      By:____________________________